                                                                    Exhibit 3(i)

                                    RESTATED
                                    --------
                          CERTIFICATE OF INCORPORATION
                          ----------------------------
                                       OF
                                       --
                              NDCHEALTH CORPORATION
                              ---------------------

     NDCHealth Corporation (the "Corporation"), a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

     1. The name of the Corporation is NDCHealth Corporation. The Corporation was originally incorporated under the name National Data Corporation and the original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on July 20, 1967.

     2. This Restated Certificate of Incorporation of the Corporation restates and integrates, and does not further amend, the Certificate of Incorporation of the Corporation as heretofore amended. This Restated Certificate of Incorporation has been adopted and approved in accordance with Section 245 of the General Corporation Law of the State of Delaware. Stockholder approval of this Restated Certificate of Incorporation was not required.

     3. The text of the Certificate of Incorporation of the Corporation, as heretofore amended, is hereby restated to read in its entirety as follows:

                                      FIRST
                                      -----

     The name of the corporation is NDCHealth Corporation.

                                     SECOND
                                     ------

     The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in Wilmington, County of New Castle. The name of the registered agent at such address is The Corporation Trust Company.

                                      THIRD
                                      -----

     The nature of the business or purposes to be conducted or promoted is:

     1. To plan, develop, operate, and lease data processing systems on a nationwide basis; to send and receive data by any means of communication; to provide data collection, control, and processing services to customers for the purposes of distribution and inventory control, sales recording, personnel, equipment, and shipments movements and control, cost control, market sampling, dictation services, general management statistical information, and other purposes without limitation; to record, format, program, and retain data of any type; and to utilize computers, computer programming, formatting, and communications devices for the purposes of systematic data collection and disbursement.

     2. To manufacture, lease, purchase or otherwise acquire, invest in, own, mortgage, pledge, sell, assign and transfer or otherwise dispose of, trade, deal in and deal with goods, wares and merchandise and personal property of every class and description.

     3. To enter into, make and perform contracts of every kind (including, without limitation, contracts of guaranty and suretyship) for any lawful purpose with any person, firm, association or corporation, municipality, body politic, country, territory, state, government or dependency thereof.

     4. To acquire, and pay for in cash, stock or bonds of this Corporation or otherwise, the goodwill, rights, assets and property, and to undertake or assume the whole or any part of the obligations or liabilities of any person, firm, association or corporation.

     5. To acquire, hold, use, sell, assign, lease, grant licenses or franchises in respect of, mortgage or otherwise dispose of letters patent of the United States or any foreign country, patent rights, licenses and privileges, inventions, improvements and processes, copyrights, trademarks and trade names, relating to or useful in connection with any business of this Corporation.

     6. To acquire by purchase, subscription or otherwise, and to receive, hold, own, guarantee, sell, assign, exchange, transfer, mortgage, pledge or otherwise dispose of or deal in and with any of the shares of the capital stock, or any voting trusts certificates in respect of the shares of capital stock, scrip, warrants, rights, bonds, debentures, notes, trust receipts, and other securities, obligations, choses in action and evidences of indebtedness or interest issued or created by any corporation, joint stock companies, syndicates, associations, firms, trusts or persons, public or private, or by the Government of the United States of America, or by any foreign government, or by any state, territory, province, municipality or other political subdivision or by any governmental agency, and as owner thereof to possess and exercise all the rights, powers and privileges of ownership, including the right to execute consents and vote thereon, and to do any and all acts and things necessary or advisable for the preservation, protection, improvement and enhancement in value thereof.

     7. To borrow or raise monies for any of the purposes of the Corporation and, from time to time without limit as to amount, to draw, to make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable instruments and evidences of indebtedness, and to secure the payment of any thereof and of the interest thereon by mortgage upon or pledge, conveyance or assignment in trust of the whole or any part of the property of the Corporation, whether at the time owned or thereafter acquired, and to sell, pledge or otherwise dispose of such bonds or other obligations of the Corporation for its corporate purposes.

     8. To purchase, receive, take by grant, give, devise, bequest or otherwise, lease, or otherwise acquire, own, hold, improve, employ, use and otherwise deal in and with real or personal property, or any interest therein, wherever situated, and to sell, convey, lease, exchange, transfer or otherwise dispose of, or mortgage or pledge, all or any of the Corporation's property and assets, or interests therein, wherever situated.

     9. In general, to possess and exercise all the powers and privileges granted by the General Corporation Law of Delaware or by any other law of Delaware or by this Certificate of Incorporation together with any powers incidental thereto, all to the same extent as natural persons might or could do in any part of the world, as principals, agents, contractors, trustees, or otherwise, and either alone or in company with others; provided such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the Corporation.

     10. The businesses and purposes specified in the foregoing clauses shall, except where otherwise expressed, be in no manner limited or restricted by reference to, or inference from, the terms of any other clause in this Certificate of Incorporation, but the business and purposes specified in each of the foregoing clauses of this article shall be regarded as independent businesses and purposes.

                                     FOURTH
                                     ------

     1. The Corporation shall have the authority to be exercised by its Board of Directors to issue 200,000,000 shares of Common Stock of the par value of $.125 per share (the "Common Stock") and 1,000,000 shares of Preferred Stock of the par value of $1.00 per share (the "Preferred Stock").

     2. Each holder of Common Stock shall at every meeting of the holders of Common Stock be entitled to one vote in person or by proxy for each share of Common Stock held by such holder.

     3. Authority is hereby expressly granted to and vested in the Board of Directors to issue the Preferred Stock from time to time in one or more series with such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such series or in a resolution or resolutions thereafter from time to time adopted as permitted by law. In fixing and determining the relative rights and preferences of the shares of any series of the Preferred Stock, the Board of Directors, within the limits from time to time of the authorized but unissued shares of Common Stock, may provide that shares of any such series of the Preferred Stock may be convertible into the same or a different number of shares of Common Stock. In the event the Board of Directors specifies that the Preferred Stock (or any series thereof) shall be entitled to voting rights, the voting rights shall be limited to one vote for each issued and outstanding share of Preferred Stock, and the Common

Stock and the Preferred Stock, unless otherwise required by law, shall vote together as one class; provided, however, that the Board of Directors may provide that the holders of the Preferred Stock (or any series thereof) shall have greater or alternative voting rights in the event of a default by the Corporation in the observance by the Corporation of the terms and conditions relating to the Preferred Stock (or any series thereof).

     4. Subject to the rights, if any, of the holders of the Preferred Stock, or any series thereof, the amount of authorized stock of any class may be increased or decreased by the affirmative vote of the holders of a majority of the shares of Common Stock of the Corporation entitled to vote.

     5. The Corporation shall be entitled to treat the person in whose name any share, right or option is registered as the owner thereof, for all purposes, and shall not be bound to recognize any equitable or other claim to or interest in such share, right or option on the part of any other person, whether or not the Corporation shall have notice thereof, except as may be expressly provided by the laws of the State of Delaware.

     Pursuant to the authority conferred by this Article Fourth upon the Board of Directors of the Company, the Board of Directors created a series of shares of preferred stock designated as Series A Junior Participating Preferred Stock by filing the Amended Certificate of Designations, Preferences, Limitations and Relative Rights of Series A Junior Participating Preferred Stock with the Secretary of State of the State of Delaware on April 10, 2001. The voting powers, designations, preferences and relative rights and the qualifications, limitations and restrictions thereof of the Company's Series A Junior Participating Preferred Stock are set forth in Appendix A hereto and are incorporated by reference.

                                      FIFTH
                                      -----

                              INTENTIONALLY OMITTED

                                      SIXTH
                                      -----

                              INTENTIONALLY OMITTED

                                     SEVENTH
                                     -------

     The Corporation is to have perpetual existence.

                                     EIGHTH
                                     ------

     1. The Board of Directors shall be divided into three classes, designated Class I, Class II and Class III, as nearly equal in number as the then total number of directors constituting the whole Board permits, with the term of office of one class expiring each year. At the annual meeting of stockholder in 1986, directors of Class I shall be elected to hold office for a term expiring at the next succeeding annual meeting, directors of Class II shall be elected to hold office for a term expiring at the second succeeding annual meeting, and directors of Class III shall be elected to hold office for a term expiring at the third succeeding annual meeting. At each annual meeting of stockholders, the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting.

     2. The number of directors constituting the whole Board shall be as fixed from time to time by vote of a majority of the whole Board, provided, however, that the number of directors shall not be less than three and that the number shall not be reduced so as to shorten the term of any director in office. The number of directors constituting the whole Board shall hereafter be six until otherwise fixed by a majority of the whole Board in accordance with the preceding sentence. Any vacancies in the Board for any reason, and any newly created directorships resulting from any increase in the directors, may be filled by the Board, acting by a majority of the directors then in office, or by its sole remaining director. Any director so chosen shall hold office until the next election of the class for which such director shall have been chosen and until his successor shall be elected and qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any newly created or eliminated directorships resulting from an increase or decrease in the authorized number of directors shall be appointed by the Board among the three classes of directors so as to maintain such classes as nearly equal as possible.

     3. Any director, or the entire Board of Directors, may be removed from office at any time, with or without cause, but only by the affirmative vote of the holders of at least 80% of all classes of stock of the Corporation entitled to vote in the election of directors, considered for the purposes of this Article as one class.

     4. In furtherance and not in limitation of the powers conferred by statute, the Board is expressly authorized:

         (a) To authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation.

         (b) To set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

         (c) By a majority of the whole Board, to designate one or more committees, each committee to consist of two or more of the directors of the Corporation. The Board may designate one or more directors as alternative members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in a resolution or in the By-Laws of the Corporation, shall have and may exercise the powers of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, the By-Laws may provide that in the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board to act at a meeting in place of any such absent or disqualified member.

                                      NINTH
                                      -----

         Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in summary way of this Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

                                      TENTH
                                      -----

         Meetings of stockholders may be held within or without the State of Delaware, in such manner as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation. Elections of directors need not be by written ballot unless the By-Laws of the Corporation shall so provide.

                                    ELEVENTH
                                    --------

         The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are subject to this reservation.

                                     TWELFTH
                                     -------

         1. The provisions of this Article Twelfth shall apply to any of the following transactions (hereinafter referred to as "Business Combinations");

                  (a) any merger or consolidation of the Corporation or any of its affiliates (as hereinafter defined) with or into any other corporation, person, or other entity which is the beneficial owner, directly or indirectly, of 10% or more of the outstanding shares of capital stock of the Corporation entitled to vote in the election of directors; or

                  (b) any sale, lease, exchange, or other disposition (in one transaction or in a series of related transactions) of all or substantially all of the assets of the Corporation or any of its affiliates to any other corporation, person or other entity which is the beneficial owner, directly or indirectly, of 10% or more of the outstanding shares of capital stock of the Corporation entitled to vote in the election of directors; or

                  (c) any sale, lease, exchange, or other disposition (in one transaction or in a series of related transactions) to the Corporation or any of its affiliates of any assets, cash, or securities in exchange for shares of capital stock of the Corporation or any of its affiliates entitled to vote in the election of directors (or securities convertible into or exchangeable for such shares of capital stock, or options, warrants, or rights to purchase such shares of capital stock or securities convertible into or exchangeable for such shares of capital stock) by any corporation, person, or entity which is the beneficial owner, directly or indirectly, of 10% or more of the outstanding shares of capital stock of the Corporation entitled to vote in the election of directors; or

                  (d) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation; or

                  (e) any reclassification of securities (including any reverse stock split), recapitalization or other transaction which would result in a decrease in the number of holders of the outstanding shares of capital stock of the Corporation entitled to vote in the election of directors after any other corporation, person or other entity has acquired 25% or more of the outstanding shares of capital stock of the Corporation entitled to vote in the election of directors, unless the Board of Directors of the Corporation shall have authorized such Business Combination prior to the time that any such corporation, person or other entity became the beneficial owner, directly or indirectly, of 25% or more of the outstanding shares of capital stock of the Corporation entitled to vote in the election of directors.

         A corporation, person or other entity which is the beneficial owner, directly or indirectly, of 10% or more of the outstanding shares of capital stock of the Corporation entitled to vote in the election of directors (taken together as a single class) is herein referred to as the "Acquiring Entity." For the purpose of this Article, the term "affiliate" shall have the meaning defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934 as in effect on July 1, 1979.

         2. No Business Combination shall be effected unless it is approved at a meeting of the Corporation's stockholders called for that purpose. The affirmative vote of the holders of at least 66 2/3% of all classes of capital stock of the Corporation entitled to vote in the election of directors, considered for the purposes of this Article as one class, shall be required for approval of any such Business Combination, excluding all shares of such capital stock beneficially owned, directly or indirectly, by the Acquiring Entity from the number of shares deemed to be outstanding at the time of such vote and from such vote on the Business Combination. The affirmative vote required by this Article shall be in addition to the vote of the holders of any class or series of capital stock of the Corporation otherwise required by law, or by the Certificate of Incorporation of the Corporation, or by the resolution providing for the issuance of a class or series of stock which has been adopted by the Board of Directors, or by any agreement between the Corporation and any national securities exchange.

         3. In addition to the affirmative vote required by law or under any other provision of this Certificate of Incorporation, no Business Combination shall be effected unless all of the following conditions, to the extent applicable, are fulfilled.

                (a) The ratio of (i) the aggregate amount of the cash and the fair market value of the other consideration to be received per share by the holders of the Common Stock of the Corporation in the Business Combination to (ii) the market price of the Common Stock of the Corporation immediately prior to the announcement of the Business Combination shall be at least as great as the ratio of (i) the highest price per share previously paid by the Acquiring Entity (whether before or after it became an Acquiring Entity) for any of the shares of Common Stock of the Corporation at any time beneficially owned, directly or indirectly, by the Acquiring Entity to (ii) the market price of the Common Stock of the Corporation on the trading date immediately prior to the earliest date on which the Acquiring Entity (whether before or after it became an Acquiring Entity) purchased any shares of Common Stock of the Corporation during the two-year period prior to the date on which the Acquiring Entity acquired the shares of Common Stock of the Corporation at any time owned by it for which it paid the highest price per share (or, if the Acquiring Entity did not purchase any shares of Common Stock of the Corporation during such two-year period, the market price of the Common Stock of the Corporation on the date two years prior to the date on which the Acquiring Entity acquired the shares of Common Stock of the Corporation at any time owned by it for which it paid the highest price per share). For purposes of this Article, the market price of the Common Stock of the Corporation shall mean the mean between the high "bid" and the low "asked" prices of the Common Stock in the over-the-counter market on the day on which such value is to be determined or, if no shares were traded on such day, on the next preceding day on which shares were traded, as reported by the National

         Association of Securities Dealers Automatic Quotation System (NASDAQ) or other national quotation service. If the Common Stock of the Corporation is not regularly traded in the over-the-counter market but is registered on a national securities exchange, the market value of the Common Stock shall mean the closing price of the Common Stock on such national securities exchange on the day on which such value is to be determined or, if no shares were traded on such day, on the next preceding day on which shares were traded, as reported by National Quotation Bureau, Incorporated or other national quotation service.

                  (b) The aggregate amount of the cash and the fair market value of the other consideration to be received per share by the holders of the Common Stock of the Corporation in the Business Combination shall be not less than the higher of (i) the highest price per share previously paid by the Acquiring Entity (whether before or after it became an Acquiring Entity) for any of the shares of Common Stock of the Corporation at any time beneficially owned, directly or indirectly, by the Acquiring Entity, or (ii) the earnings per share of the Common Stock of the Corporation for the four full consecutive fiscal quarters immediately preceding the record date for solicitation of votes on the Business Combination multiplied by the price/earnings multiple on such record date of the Common Stock of the Acquiring Entity as customarily computed and reported in the financial community.

                  (c) The consideration to be received by the holders of the Common Stock of the Corporation in the Business Combination shall be in the same form and of the same kind as the consideration paid by the Acquiring Entity in acquiring the majority of the shares of Common Stock of the Corporation already beneficially owned, directly or indirectly, by the Acquiring Entity.

                  (d) The Acquiring Entity shall not have acquired from the Corporation, directly or indirectly, any shares of capital stock of the Corporation entitled to vote in the election of directors except in a Business Combination to which this Article did not apply or in a Business Combination to which this Article did apply and which satisfied all of the requirements of this Article.

                  (e) After the time when the Acquiring Entity became the beneficial owner, directly or indirectly, of 25% or more of the outstanding shares of capital stock of the Corporation entitled to vote in the election of directors, and prior to consummation of the Business Combination, the Acquiring Entity (i) shall not have received the benefit, directly or indirectly, of any loans, advances, extensions of credit, guarantees, pledges or other financial assistance or tax benefits provided, directly or indirectly, by the Corporation; (ii) shall not have acquired, directly or indirectly, any newly issued shares of stock of the Corporation (except upon conversion of convertible securities acquired by the Acquiring Entity prior to the time when it became the beneficial owner, directly or indirectly, of 25% or more of the outstanding shares of capital stock of the Corporation entitled to vote in the election of directors or except as a result of a pro rata stock dividend or stock split); and (iii) shall not have acquired any additional shares of capital stock of the Corporation entitled to vote in the election of directors or securities convertible into such capital stock except as part of the transaction pursuant to which the Acquiring Entity became the beneficial owner, directly or indirectly, of 25% or more of the outstanding shares of such capital stock.

                  (f) A proxy statement complying with the requirements of the Securities Exchange Act of 1934, or any similar or superseding federal statute, as then in effect (whether or not the provisions of such act or statute shall be applicable to the Corporation) shall be mailed to stockholders of the Corporation for the purpose of soliciting approval of the Business Combination and shall contain therein, in a prominent place, a detailed statement showing that the Business Combination, if approved by the stockholders of the Corporation, will comply with the terms and provisions of this Article.

         4. For the purpose of this Article, any corporation, person or entity will be deemed to be a beneficial owner of or to beneficially own any share or shares of capital stock of the Corporation:

                  (a) which it owns directly, whether or not of record, or

                  (b) which it has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement or arrangement or understanding or upon exercise of conversion rights, exchange rights, warrants or options or otherwise, or which it has the right to vote pursuant to any agreement, arrangement, or understanding, or

                  (c) which are beneficially owned, directly or indirectly (including shares deemed to be owned through application of clause (b) above), by any "affiliate" or "associate" as those terms are defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934 as in effect on July 1, 1979, or

                  (d) which are beneficially owned, directly or indirectly (including shares deemed to be owned through application of clause (b) above), by any other corporation, person or entity with which it or any of its "affiliates" or "associates" have any agreement or arrangement or understanding for the purpose of acquiring, holding, voting or disposing of shares of capital stock of the Corporation entitled to vote in the election of directors.

         For the purpose only of determining whether a corporation, person or other entity beneficially owns, directly or indirectly, any outstanding shares of capital stock of the Corporation entitled to vote in the election of directors, the outstanding shares of capital stock of the Corporation entitled to vote in the election of directors will be deemed to include any such shares of capital stock that may be issuable pursuant to any agreement, arrangement or understanding or upon exercise of conversion rights, exchange rights, warrants, options or otherwise which are deemed to be beneficially owned by such corporation, person or other entity pursuant to the foregoing provisions of this Section 4, but shall not include any other shares which may be issuable either immediately or at some future date pursuant to any agreement, arrangement or understanding or upon exercise of conversion rights, exchange rights, warrants, options, or otherwise.

     5. The provisions of this Article shall not apply to a Business Combination which was approved by the Board of Directors of the Corporation prior to the time when the Acquiring Entity became the beneficial owner, directly or indirectly, of 10% or more of the outstanding shares of capital stock of the Corporation entitled to vote in the election of directors. The provisions of this Article also shall not apply to a Business Combination which
(i) does not change any stockholder's percentage ownership in the shares of capital stock entitled to vote in the election of directors in any successor of the Corporation from the percentage of the shares of such capital stock beneficially owned by such stockholder in the Corporation, (ii) provides for the provisions of this Article, without any amendment, change, alteration or deletion, to apply to any successor to the Corporation, and (iii) does not transfer all or substantially all of the Corporation's assets, other than to a wholly-owned subsidiary of the Corporation; provided, however, that nothing contained in this Section 5 shall permit the Corporation to issue any of its shares of capital stock entitled to vote in the election of directors or to transfer any of its assets to a wholly-owned subsidiary of the Corporation if such issuance of stock or transfer of assets is part of the plan to transfer such stock or assets to an Acquiring Entity.

     6. Nothing contained in this Article shall be construed to relieve an Acquiring Entity from any fiduciary obligation imposed by law. In addition, nothing contained in this Article shall prevent any stockholders of the Corporation from objecting to any Business Combination and from demanding any appraisal rights which may be available to such stockholder under Section 262 of the Delaware General Corporation Law, as such Section may be amended from time to time.

     7. No amendment, alteration, change or repeal of any provision of this Article may be effected unless it is approved at a meeting of the Corporation's stockholders called for that purpose. Notwithstanding any other provision of the Certificate of Incorporation, the affirmative vote of the holders of at least 66 2/3% of all classes of capital stock of the Corporation entitled to vote in the election of directors, considered for purposes of this Article as one class, shall be required to amend, alter, change or repeal, directly or indirectly, any provision of this Article, excluding all shares of such capital stock beneficially owned, directly or indirectly, by the Acquiring Entity from the number of shares deemed to be outstanding at the time of such vote and from such vote on such amendment, alteration, change or repeal of any provision of this Article.

                                   THIRTEENTH

     Notwithstanding any other provision of this Certificate of Incorporation or the By-Laws of the Corporation to the contrary, no action shall be taken by the stockholders of the Corporation except at an annual or a special meeting of the stockholders of the Corporation.

                                   FOURTEENTH

     1. The Board shall have the power to alter, amend or repeal the By-Laws of the Corporation or adopt new By-Laws, but any By-Laws adopted by the Board may be altered, amended or repealed, and new By-Laws adopted, by the stockholders of the Corporation. The stockholders may prescribe that any By-Laws adopted by them shall not be altered, amended or repealed by the Board.

     2. Notwithstanding the foregoing and anything contained in this Certificate of Incorporation or the By-Laws of the Corporation to the contrary, any action taken by the Board with respect to altering, amending or repealing any provision of the By-Laws of the Corporation, or adopting new By-Laws, shall be effected only by the affirmative vote of at least two-thirds (2/3) of the total number of directors then holding office.

     3. Notwithstanding the foregoing and anything contained in this Certificate of Incorporation or the By-Laws of the Corporation to the contrary, any action taken by the stockholders of the Corporation with respect to altering, amending, or repealing any provision of the By-Laws of the Corporation, or adopting new By-Laws, or altering, amending or repealing Article Eighth, Thirteenth, or this Article Fourteenth of the Corporation's Certificate of Incorporation, shall be effected only by the affirmative vote of the holders of at least eighty percent (80%) of all classes of stock of the Corporation entitled to vote in the election of directors, considered for the purposes of this Article as one class.

                                    FIFTEENTH

     No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that nothing in this Article Fifteenth shall be construed so as to eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, (iv) for any transaction from which the director derived an improper personal benefit or (v) for any act or omission occurring prior to the effective date of this Article Fifteenth. No amendment to or repeal of this Article Fifteenth shall adversely affect any right, benefit or protection of a director of the Corporation existing at the time of such amendment or repeal with respect to any acts or omissions occurring prior to such amendment or repeal.

                                   Appendix A

          AMENDED CERTIFICATE OF DESIGNATIONS, PREFERENCES, LIMITATIONS
          -------------------------------------------------------------
                              AND RELATIVE RIGHTS
                              -------------------
                                       OF
                                       --
                  SERIES A JUNIOR PARTICIPATING PREFERRED STOCK
                  ---------------------------------------------
                                       OF
                                       --
                              NDCHEALTH CORPORATION
                              ---------------------

     NDCHealth Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

     That, the Corporation has designated 1,000,00 shares of its Preferred Stock, par value $1.00 per share (the "Preferred Stock") as Series A Junior Participating Preferred Stock of the Corporation ("Series A Shares") pursuant to a Certificate of Designations, originally filed with the Secretary of State of Delaware on January 22, 1991, and as amended pursuant to an Amended Certificate of Designations filed with the Secretary of State of Delaware on October 28, 1996 ("Certificate of Designations");

     That, none of the Series A Shares have been issued and there are no securities convertible into the Series A Shares outstanding or reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation;

     That, pursuant to the authority conferred upon the Board of Directors of the Corporation by the Corporation's Certificate of Incorporation, as amended, the Board of Directors adopted resolutions by unanimous written consent on March 26, 2001 in accordance with the provisions of Section 228 of the Delaware General Corporation Law, decreasing the number of shares designated as Series A Shares from 1,000,000 shares to 200,000 shares and replacing the existing Certificate of Designations in its entirety with the following:

     1.  Series A Junior Participating Preferred Stock. There is hereby
         ---------------------------------------------
established a series of Preferred Stock, $1.00 par value per share, of the Corporation, and the designation and certain terms, powers, preferences and other rights of the shares of such series, and certain qualifications, limitations and restrictions thereon, are hereby fixed as follows:

         (i) The distinctive serial designation of this series shall be "Series A Junior Participating Preferred Stock" (hereinafter called "this Series"). Each share of this Series shall be identical in all respects with the other shares of this Series except as to the dates from and after which dividends thereon shall be cumulative.

         (ii) The number of shares in this Series shall initially be 200,000, which number may from time to time be increased or decreased (but not below the number then outstanding) by the Board of Directors. Shares of this Series purchased by the Corporation shall be canceled and shall revert to authorized but unissued shares of Preferred Stock undesignated as to series. Shares of this Series may be issued in fractional shares, which fractional shares shall entitle the holder, in proportion to such holder's fractional share, to all rights of a holder of a whole share of this Series.

         (iii) The holders of full or fractional shares of this Series shall be entitled to receive, when and as declared by the Board of Directors, but only out of funds legally available therefor, dividends, (A) on each date that dividends or other distributions (other than dividends or distributions payable in Common Stock of the Corporation) are payable on or in respect of Common Stock comprising part of the Reference Package (as defined below), in an amount per whole share of this Series equal to the aggregate amount of dividends or other distributions (other than dividends or distributions payable in Common Stock of the Corporation) that would be payable on such date to a holder of the Reference Package and (B) on the last day of March, June, September and December in each year, in an amount per whole share of this Series equal to the excess (if any) of $1.00 over the aggregate dividends paid per whole share of this Series during the three-month period ending on such last day. Each such dividend shall be paid to the holders of record of shares of this Series on the date, not exceeding 60 days preceding such dividend or distribution payment date, fixed for that purpose by the Board of Directors in advance of payment of each particular dividend or distribution. Dividends on each full and each fractional share of this Series shall be cumulative from the date such full or fractional share is originally issued; provided that any such full or fractional share originally issued after a dividend record date and on or prior to the dividend payment date to which such record date relates shall not be entitled to receive the dividend payable on such dividend payment date or any amount in respect of the period from such original issuance to such dividend payment date.

         The term "Reference Package" shall initially mean 1,000 shares of Common Stock, $.125 par value ("Common Stock"), of the Corporation. In the event the Corporation shall at any time (A) declare or pay a dividend on any Common Stock payable in Common Stock, (B) subdivide any Common Stock or (C) combine any Common Stock into a smaller number of shares, then and in each such case the Reference Package after such event shall be the Common Stock that a holder of the Reference Package immediately prior to such event would hold thereafter as a result thereof.

         Holders of shares of this Series shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of full cumulative dividends, as herein provided, on this Series.

         So long as any shares of this Series are outstanding, no dividend (other than a dividend in Common Stock or in any other stock ranking junior to this Series as to dividends and upon liquidation) shall be declared or paid or set aside for payment or other distribution declared or made upon the Common Stock or upon any other stock ranking junior to this Series as to dividends or upon liquidation, nor shall any Common Stock nor any other stock of the Corporation ranking junior to or on a parity with this Series as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation (except by conversion into or exchange for stock of the Corporation ranking junior to this Series as to dividends and upon liquidation), unless, in each case, the full cumulative dividends (including the dividend to be due upon payment of such dividend, distribution, redemption, purchase or other acquisition) on all outstanding shares of this Series shall have been, or shall contemporaneously be, paid.

         (iv) In the event of any merger, consolidation, reclassification or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of this Series shall at the same time be similarly exchanged or changed in an amount per whole share equal to the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, that a holder of the Reference Package would be entitled to receive as a result of such transaction.

         (v) In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, the holders of full and fractional shares of this Series shall be entitled, before any distribution or payment is made on any date to the holders of the Common Stock or any other stock of the Corporation ranking junior to this Series upon liquidation, to be paid in full an amount per whole share of this Series equal to the greater of (A) $1.00 or (B) the aggregate amount distributed or to be distributed prior to such date in connection with such liquidation, dissolution or winding up to a holder of the Reference Package (such greater amount being hereinafter referred to as the "Liquidation Preference"), together with accrued dividends to such distribution or payment date, whether or not earned or declared. If such payment shall have been made in full to all holders of shares of this Series, the holders of shares of this Series as such shall have no right or claim to any of the remaining assets of the Corporation.

         In the event the assets of the Corporation available for distribution to the holders of shares of this Series upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to the first paragraph of this Section (v), no such distribution shall be made on account of any shares of any other class or series of Preferred Stock ranking on a parity with the shares of this Series upon such liquidation, dissolution or winding up unless proportionate distributive amounts shall be paid on account of the shares of this Series, ratably in proportion to the full distributable amounts for which holders of all such parity shares are respectively entitled upon such liquidation, dissolution or winding up.

         Upon the liquidation, dissolution or winding up of the Corporation, the holders of shares of this Series then outstanding shall be entitled to be paid out of assets of the Corporation available for distribution to its stockholders all amounts to which such holders are entitled pursuant to the first paragraph of this Section (v) before any payment shall be made to the holders of Common Stock or any other stock of the Corporation ranking junior upon liquidation to this Series.

         For the purposes of this Section (v), the consolidation or merger of, or binding share exchange by, the Corporation with any other corporation shall not be deemed to constitute a liquidation, dissolution or winding up of the Corporation.

         (vi)  The shares of this Series shall not be redeemable.

         (vii) In addition to any other vote or consent of stockholders required by law or by the Certificate of Incorporation of the Corporation, each whole share of this Series shall, on any matter, vote as a class with any other capital stock comprising part of the Reference Package and voting on such matter and shall have the number of votes thereon that a holder of the Reference Package would have.

                          *** Signature Page Follows***

     IN WITNESS WHEREOF, NDCHealth Corporation has caused this Restated Certificate of Incorporation of the Corporation to be signed and acknowledged by the undersigned this 28th day of November, 2001.

                                           /s/ Patricia A. Wilson
                                           -----------------------------------
                                           Patricia A. Wilson
                                           General Counsel and Secretary